Exhibit 10.7

Carroll Bancorp, Inc. 2011 Stock Option Plan

Stock Option Grant Agreement

This Stock Option Grant Agreement (the “Agreement”) is entered into on [INSERT DATE], by and between Carroll Bancorp, Inc., a Maryland corporation (the “Corporation”), and [INSERT OPTIONEE NAME] (the “Optionee”), effective as of [INSERT GRANT DATE] (the “Grant Date”).

In consideration of the premises, mutual covenants and agreements herein, the Corporation and the Optionee agree as follows:

1. Grant of Options. The Corporation hereby grants to the Optionee, pursuant to the Carroll Bancorp, Inc. 2011 Stock Option Plan (the “Plan”), a stock option to purchase from the Corporation, at a price of $[INSERT PRICE] per share (the “Exercise Price”), up to [INSERT GRANT AMOUNT] shares of Common Stock of the Corporation, $0.01 par value, subject to the provisions of this Agreement and the Plan (the “Options”). The Options shall expire at 5:00 p.m. Eastern Time on the last business day preceding the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan.

3. Exercise of Options.

(a) Vesting. Subject to the terms of the Plan with respect to vesting, the Options granted shall vest in whole or in part, in accordance with the schedule attached hereto as Exhibit A, provided that the Optionee is in the continuous employ of, or in a service relationship with, the Corporation from the date the option is granted through the applicable date upon which such Options become vested. The extent to which the Options are vested as of a particular vesting date shall be rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share on the last vesting date.

(b) Right to Exercise. The Optionee shall have the right to exercise the Options from and after the date upon which they vest and on or before the Expiration Date or earlier termination of the Options. To the extent not exercised, the number of shares as to which the Options are exercisable shall accumulate and remain exercisable, in whole or in part, at any time after becoming exercisable, but not later than the Expiration Date or other termination of the Options. In the event of the Optionee’s termination of employment, the exercisability is governed by Section 4.

(c) Exercise Procedure. Subject to the conditions set forth in this Agreement, the Options shall be exercised (to the extent then exercisable) by delivery of written notice of exercise on any business day to the Secretary of the Corporation in such form as the Committee may require from time to time. Such notice shall specify the number of shares in respect to which the Options are being exercised and shall be accompanied by full payment of the Exercise Price for such shares in accordance with Section 3(e) of this Agreement. The exercise shall be effective upon receipt by the Secretary of the Corporation of such written notice accompanied by the required payment. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares shall be issued pursuant to the Options.

(d) Effect. The exercise, in whole or in part, of the Options shall cause a reduction in the number of shares of Common Stock subject to the remaining Options equal to the number of shares of Common Stock with respect to which the Options are exercised.

(e) Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof:

(i) by delivery of cash, certified or cashier’s check, or money order or other cash equivalent acceptable to Committee in its sole discretion; or

(ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System and the following provisions. Subject to such limitations as the Committee may determine, at any time during which the Common Stock is publicly traded on a national securities exchange, the Exercise Price shall be deemed to be paid, in whole or in part, if the Optionee delivers a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the Exercise Price and any withholding tax obligations that may arise in connection with the exercise; and (ii) to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm; or

(iii) as determined by the Committee or the Board in its discretion at the time of exercise, by delivering shares of Common Stock (including shares acquired pursuant to the previous exercise of an option granted under the Plan) equal in fair market value to the purchase price of the shares to be acquired pursuant to the Option(s), by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option. The shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof more than six months prior to the exercise date of the Option.

(f) Issuance of Shares Upon Exercise. Upon due exercise of the Options, in whole or in part, in accordance with the terms of this Agreement, the Corporation shall issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and non-assessable stock and shall deliver certificates therefore or issue such shares in certificateless form as soon as practicable thereafter.

(g) Restrictions on Exercise and Upon Shares Issued upon Exercise. Notwithstanding any other provision of the Agreement, the Options may not be exercised at any time that the Corporation does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Corporation agrees to permit such exercise. Upon the issuance of any shares of Common Stock pursuant to the exercise of the Options, the Optionee will, upon the request of the Corporation, agree in writing that the Optionee is acquiring such shares for investment only and not with a view to resale, and that the Optionee will not sell, pledge or otherwise dispose of such shares so issued unless: (i) the Corporation is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act or by the rules and regulations thereunder; (ii) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (iii) such registration or notification as is, in the opinion of counsel for the Corporation, required for the lawful disposition of such shares has been filed by the Corporation and has become effective; provided, however, that the Corporation is not obligated hereby to file any such registration or notification. The Corporation may place a legend embodying such restrictions on the certificates evidencing such shares.

4. Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Optionee ceases to be employed by, or in a service relationship with, the Bank for any reason other than death, Disability, Retirement, discharge for misconduct or cause or in connection with a Change in Control, (i) the unvested Options shall terminate immediately upon such cessation, and (ii) any vested Options shall remain exercisable during the six-month period following such cessation, but in no event after ten years from the date it was granted. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such six-month period.

(b) Death of Optionee. The Options shall become vested and exercisable in full on the date the Optionee’s employment or service as a Non-Employee Director or Advisory Director terminates because of Optionee’s death. If the Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his/her Options, the executors, administrators, legatees or distributees of his/her estate shall have the right, during the one-year period following the Optionee’s death, to exercise such Options, but in no event after the Expiration Date.

(c) Disability of Optionee; Retirement. The Options shall become vested and exercisable in full on the date the Optionee terminates his/her employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director (including for purposes hereof service as an Advisory Director) because of his/her Disability (provided, however, no such accelerated vesting shall occur if a Recipient remains employed by or continues to serve as a Director (including for purposes hereof service as an Advisory Director) of at least one member of the Employer Group).

If the Optionee is an Employee and terminates his/her employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised the Options, the Optionee shall have the right, during the three- year period following such termination due to Disability or Retirement, to exercise the Options. If the Optionee is a Non-Employee Director and terminates his/her service as a director (including service as an Advisory Director) with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised the Options, the Optionee shall have the right, during the three-year period following such termination due to Disability or Retirement, to exercise the Options. In no event, however, shall any Options be exercisable beyond ten years from the date it was granted.

(d) Misconduct; Removal for Cause. Notwithstanding anything to the contrary in this Agreement: (i) if the Optionee is an Employee and is discharged for cause as set forth in Section 4.03 of the Plan, any Options not vested on the date of discharge shall terminate as of the date of discharge unless otherwise determined by the Committee; and (ii) if the Optionee is a Non-Employee Director and is removed for cause as set forth in Section 4.03 of the Plan, any unexercised Options shall terminate as of the effective date of such removal.

(e) Change in Control. The Options shall become vested and exercisable in full as of the effective date of a Change in Control. If the Optionee terminates his/her employment or service with the Corporation or a Subsidiary Company following a Change in Control of the Corporation without having fully exercised the Options the Optionee shall have the right to exercise the Options during the remainder of the original ten-year term of the Option from the date of grant.

5. Adjustments and Business Combinations.

(a) General. The number of shares to which the Options relate shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.

(b) Adjustment for Mergers and Other Corporate Transactions. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation’s Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each Option shall be converted, subject to the conditions stated herein and in the Plan, into the right to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which Optionee would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options, provided that in each case the number of shares or other securities subject to the substituted or assumed stock option and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation §1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option is not deemed to be a modification of the outstanding Options. Notwithstanding any provision to the contrary herein, the term of any Option granted hereunder and the property which Optionee shall receive upon the exercise or termination thereof shall be subject to and be governed by the provisions regarding the treatment of any such Options set forth in a definitive agreement with respect to any of the aforementioned transactions entered into by the Corporation to the extent any such Option remains outstanding and unexercised upon consummation of the transactions contemplated by such definitive agreement.

(d) Binding Nature of Adjustments. Adjustments under this Section 5 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments.

6. Non-Guarantee of Employment. Nothing in the Plan or in this Agreement shall confer on an individual any legal or equitable right against the Corporation or the Committee, except as expressly provided in the Plan or this Agreement. Nothing in the Plan or in this Agreement shall: (a) constitute an inducement, consideration, or a contract for employment or service between an individual and the Corporation or the Bank; (b) confer any right on an individual to continue in the service of the Corporation or the Bank; or (c) interfere in any way with the right of the Corporation or the Bank to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

7. No Rights as Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Options (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares) until such shares of Common Stock have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

8. Nonqualified Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. Optionee acknowledges that, upon exercise of the Options, Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the shares received upon exercise of the Options over the Exercise Price and must comply with the provisions of Section 9 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise. Optionee further acknowledges that if it is determined that the Exercise Price is less than the fair market value of a share of Common Stock on the date the Options are granted, the Optionee may be required to recognize taxable income under Section 409A of the Code prior to the exercise of the options. Optionee should consult his or her own tax advisor concerning the tax consequences of the grant of the Options.

9. Withholding of Taxes.

(a) In General. At the time the Options are exercised in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including, without limitation, upon a disqualifying disposition with the meaning of Code section 421(b)). The Corporation may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options. If the Optionee does not make such payment when requested, the Corporation may refuse to issue any stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

(b) Means of Payment. The Committee may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Corporation to deduct any such tax obligations from any payment of any kind otherwise due to the Optionee; (iii) authorizing the Corporation to withhold shares of Common Stock otherwise issuable to the Optionee pursuant to the exercise of the Options; or (iv) delivering to the Corporation unencumbered shares of Common Stock already owned by the Optionee.

10. Regulatory Compliance; Forfeiture. Subject to the terms of the Plan, the grant of Options made hereby are subject to applicable rules, policies and regulations promulgated by regulatory bodies (“Regulators”) with jurisdiction over the Corporation and its Subsidiary Companies. In accordance with such policies and regulations, the Options granted hereby may be required by Regulators to be exercised or forfeited in the event the Corporation or its Subsidiary Companies, including the Bank, does not maintain certain capital levels or as otherwise ordered or directed by the Regulators.

11. The Corporation’s Rights. The existence of the Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative or beneficiary to whom the Options may be transferred by will, by the laws of descent and distribution, or pursuant to a transfer under Section 8.05 of the Plan as set forth in Section 13 hereof , the word “Optionee” shall be deemed to include such person.

13. Transferability of Options. The Options are not transferable other than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Options may be exercised only by the Optionee, by such permitted transferees or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Notwithstanding the foregoing, however, the Optionee may transfer the Options to his/her immediate family or to a duly established trust for the benefit of one or more of these individuals in accordance with Section 8.05 of the Plan. Options so transferred may thereafter be transferred only to the Optionee or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to Section 8.05 of the Plan; Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Corporation, or addressed to                     , care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

15. Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

16. Amendment. This Agreement may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, other than the conflict of laws principles thereof.

19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

Carroll Bancorp, Inc.

By:

Print Name:

Title:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE:

DATE:
Print Name:

EXERCISE FORM

Carroll Bancorp, Inc.

1321 Liberty Road

Sykesville, MD 21784

Gentlemen:

I hereby exercise, to the extent indicated below, the Options granted to me on                     , by Carroll Bancorp, Inc. (the “Company”), subject to all the terms and provisions thereof and of the Carroll Bancorp, Inc. 2011 Stock Option Plan (the “Plan”), and notify you of my desire to purchase          incentive shares and          non-qualified shares of Common Stock of the Corporation at a price of $             per share pursuant to the exercise of said Options.

Payment Amount: $

Date:
Optionee Signature

Received by Carroll Bancorp, Inc. on

Broker Information:
Firm Name
Contact Person
Broker Address
City, State, Zip Code	Phone Number

Broker Account Number
Electronic Transfer Number: